UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

6564 Smoke Tree Lane, Scottsdale Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581

(Registrant’s telephone number, including area code)

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(1)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2012, Brandon D. Ray resigned from his positions as director and executive vice president of finance of EGPI Firecreek, Inc. and its subsidiaries, effective as of such date. Mr. Ray’s resignation from the Board was not due to any disagreement with the Company, but was made by Mr. Ray for personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2011

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer